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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-57610,
No. 33-59050, No. 33-78094, No. 33-89828, No. 333-09383, and No. 333-29667) of
Trident Microsystems, Inc. of our report dated July 17, 1998, except for Note 10 which is as of July 24, 1998, appearing on page 24 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 40 of this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
September 24, 1998


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